Exhibit 10.02

Greystone Business Resources

Merchant Receivable Sale and Security Agreement

This Merchant Receivable Sale and Security (“Agreement”) dated this 7th day of November 2008 is made by and between GIA Capital, Inc., having its principal office at 3993 Howard Hughes Parkway, Suite 250, Las Vegas, NV 89169-6754 (“Purchaser”) and the merchant listed below (“Merchant”).

Merchant Information:  Corporation

Business Legal Name:  Landis Salons, Inc.

Doing Business As (DBA Name):  Landis Salon

Federal ID #: 59-3822223

State of Incorporation:  Utah

Principal Place of Business / Mailing Address:  59 W. 100 S., 2nd Floor, SLC, UT 84101

Business Locations: (If more than 2, please place additional addresses on Exhibit A)

1.  1298 South 900 East, S.L.C., UT 84105

PURCHASE AND SALE OF FUTURE RECEIVABLES

In consideration of the payment of the purchase price specified below (the “Purchase Price”), Purchase will purchase from Merchant, and Merchant will sell to Purchase, the percentage specified below (the “Specified Percentage”) of each of Merchant’s future accounts and contract rights arising from or relating to the payment of the gross amount of monies from the use of Merchant’s customers of credit cards or debit cards for the purchase of Merchant’s goods or services at each of Merchant’s locations (“Future Receivables”) until the amount specified below (“Purchased Amount”) has been paid to Purchaser.  Prior to receipt of the Purchase Price, Merchant shall enter into a credit card processing agreement with a credit card processor approved by Purchaser (the “Processor”).  Merchant and Purchaser agree that this Agreement is an agreement to purchase future credit card receivables and is not a loan from Purchaser to Merchant.  Both parties agree that this agreement is entered into for business or commercial purposes and that the funds from the Purchase Price will not be used for personal, family or household purposes.

Amount of Future Credit Card Receipts to be Purchased *– Purchase Amount $101,470.00

Amount to be Funded to Merchant* - Purchase Price $73,000.00

Specified Percentage (Daily Batch Split)* - 90% Merchant; 10% Purchase

* The numbers inserted in each of these sections are only projections and are subject to change once Purchaser has completed its due diligence.  Any revisions to these sections shall be made pursuant to an Addendum to this Agreement executed by both Purchaser and Merchant.

At the time of entering into this Agreement, Merchant shall elect Option 1 – The Control Account Option or Option 2 – The Processor Split Option.  Such election shall be made by Merchant by initialing the appropriate statement set forth on the signature page hereto.  Provided that merchant is not in default under the terms of this Agreement, Merchant may change its election at any time during the term of this Agreement by giving Purchaser no less than 30 days prior written notice specifying its desire to change from one option to the other.  Purchaser can accept or reject such notice to change Merchant’s election in Purchaser’s sole discretion.

Option 1 – The Control Account Option (the following Section A1 shall only apply if The Control Option is elected)

A1.  Processing and Control Account

A1.1.  Prior to the payment of the Purchase Price, Merchant agrees to enter into an agreement or agreements with Processor acceptable to Purchaser to obtain credit and debit card processing services (whether one or more, the “Processor Agreement”).  In additional, Merchant agrees that it shall deliver to the Processor written irrevocable instructions to pay all credit card settlements due and owing to Merchant under the Processor Agreement directly to the Control Account (as hereinafter defined) until the full amount of the Purchased Amount has been paid to Purchaser (the “Control Account Instruction”).  Merchant understands that the Control Account Instruction shall be irrevocable, absolute and unconditional until such time as Purchaser has received the total Purchased Amount set forth herein, and any other amounts due.  Prior to the payment of the Purchase Price, Purchaser shall receive evidence, in form and substance acceptable to Purchaser that the Control Account Instruction has been delivered to Processor.  Merchant further acknowledges and agrees that Processor will be acting on behalf of Purchaser to collect the Amount of Future Credit Card Receipts to be Purchased.  Merchant acknowledges and agrees that Processor may provide Purchaser with Merchant’s credit card, debit card and any other payment card processing history, including without limitation Merchant’s chargeback experience and any communications about Merchant received by Processor from a card processing system, as well as any other information Purchaser deems pertinent to this Agreement, including, without limitation the foregoing information as it relates to Merchant’s principal and affiliates.  In the event that the Processor refuses to honor a request by Purchaser for such credit card sales history then, upon request of Purchaser to Merchant, merchant shall immediately obtain the credit sales history from the Processor and deliver the information to Purchaser within five (5) business days on Purchaser’s request.  Merchant understands that Purchaser does not have any power or authority to control Processor’s actions with respect to the authorization, clearing, settlement and other processing of card transactions.  Purchaser is not responsible for Processor’s actions, and Merchant agrees to hold Purchaser harmless for Processor’s actions or omissions.

A1.2. Upon execution of this Agreement by Purchaser and Merchant, Purchaser, on behalf of Merchant, will establish an account (the “Control Account”).  In connection therewith, Purchaser, Merchant and the bank (the “Control Account Bank”) will enter into a Deposit Account Control Agreement (the “Account Control Agreement”), which, among other things will provide that (i) Purchaser has a security interest in the Control Account and (ii) the Specified Percentage of all amounts deposited therein will be distributed directly to Purchaser, with the balance distributed to Merchant, until such time as Purchaser receives the total Purchased Amount, and any other amounts due pursuant to this Agreement.  The Merchant understands and agrees that the Control Account shall be the sole depository for Merchant’s credit card settlements until Purchaser receives payment in full of the Purchased Amount, and any other amounts due pursuant to this Agreement; provided, however, that Purchaser shall have the right to change

Control Account Bank or location of the Control Account from time-to-time, at its sole discretion, upon providing advance written notice to Merchant and the Processor. Merchant agrees to cooperate fully with Purchaser and Control Account Bank, now and as may be required from time to time, in executing and delivering any and all documents required to establish the Control Account in accordance with the terms hereof.  Any fees, costs, or expenses associated with the Control Account shall be the responsibility of Merchant, and Merchant hereby authorizes Control Account Bank to debit the Control Account for such fees, costs or expenses.  The Merchant acknowledges and agrees that any debits resulting from chargebacks or reversals, Processor fees or other sources that are charged to the Control Account are the sole responsibility of Merchant and Merchant hereby authorizes Control Account Bank to transfer such debits through to Merchant’s bank accounts via automated clearing house procedures.

A1.3.  The Merchant agrees that, in accordance with the Account Control Agreement, Control Account Bank may rely upon the instruction of Purchaser, without any independent verification of, or approval by, Merchant, in making distributions from the Control Account.

A1.4.  The Merchant understands and agrees that (i) Purchaser, is not affiliated with Control Account Bank, except with regard to its banking relationship; (ii) except as normally associated with  bank accounts, Purchaser does not have the power or authority to control Control Account Bank’s actions; (iii) Purchaser is not responsible for Control Account Bank’s actions; and (iv) Merchant agrees to release and hold harmless Purchaser for claims arising from, or related to, Control Account Bank’s actions or activities.

A1.5. When Purchaser has received the entire Purchased Amount, and any other amounts due pursuant to this Agreement, Purchaser shall provide a termination notice pursuant to the terms of the Account Control Agreement instructing Control Account Bank to remit all future Merchant credit card settlements directly to Merchant.  Within five (5) business days after Purchaser provides notice to Merchant that the Purchased Amount, and any other amounts due, has been received, Purchaser shall instruct the Processor to redirect the credit settlements from the Control Account to an account to be designated by Merchant and Merchant is herby authorized to close the Control Account.  Upon providing notice to Merchant, Purchaser shall have no liability to Merchant with regard to (i) redirection of the credit card settlements, or (ii) closure of the Control Account in accordance with this Agreement.

A1.6. Purchaser shall have the right, but not the obligation, to produce a monthly processing statement reflecting activity in the Control Account.

A1.7. Merchant agrees that Purchaser has the option in its sole and absolute discretion to instruct Processor to conduct a processing trial (the “Processing Trial”) to determine whether Future Receivables will be correctly processed through Processor to the Control Account.  Purchaser agrees to make a determination as to whether to purchase Future Receivables promptly after the completion of the Processing Trial.  If Purchaser decides to purchase Future Receivables, then all of the cash received by Purchaser in connection with the Processing Trial prior to the payment of the Purchase Price shall be applied to reduce the Purchased Amount.  If Purchaser conducts a Processing Trial, it shall not create an obligation on behalf of Purchaser to purchase any Future Receivables, and Purchaser expressly reserves the right to not purchase any Future Receivables and not pay the Purchase Price to Merchant.  If Purchaser decides to not purchase Future Receivables and not pay the Purchase Price, this Agreement shall have no further effect and Purchaser shall, promptly after receipt from the Processor, direct Control Account Bank to forward to Merchant any cash deposited into the Control Account in connection with the Processing Trial.

A1.8.  In case any “Event of Default” (as defined below) shall occur, Merchant hereby irrevocably appoints Purchaser as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Purchaser from Processor or from Merchant, under this Agreement, including without limitation: (i) to obtain and adjust insurance; (ii) to receive, endorse and collect any checks, notes, drafts, instruments, documents, or chattel paper in connection with clause (i); (iii) to sign Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Purchaser; (iv) to make withdrawals by Electronic Funds Transfer (EFT) through the Automated Clearing House (ACH) Network and/or Federal Reserve Wire System in the bank account of Merchant in order to effect debits or credits to Purchaser pursuant to the terms of this Agreement; and (v) to file any claims or take any action or institute any proceeding that Purchaser may deem necessary for the collection of any of the unpaid Purchased Amount, or otherwise to enforce its rights with respect to payment of the Purchased Amount.

1.9.  If the Processor, Merchant or Control Account Bank remits more than the Purchased Amount to Purchaser, Purchaser will forward the overpayment to Merchant promptly after receipt of a written request from Merchant but in no event later than six months after the full Purchased Amount has been remitted.

Option 2 – The Processor Split Option (the following Section B1 shall only apply if The Processor Split Option is elected)

B1.  Processing.

B1.1.  Merchant agrees to enter into an agreement with Processor acceptable to Purchaser to obtain credit and debit card processing services (the “Processor Agreement”), and hereby authorizes and instructs Processor to pay the funds attributable to the Specified Percentage of the Future Receivables to Purchaser rather than to Merchant until all funds attributable to the Specified Amount of Future Receivables have been paid to Purchaser.  This authorization is irrevocable, absolute and unconditional.  Merchant further acknowledges and agrees that Processor will be acting on behalf of Purchaser to collect the Specified Percentage of Future Receivables.  Merchant hereby irrevocably grants Processor the right to hold each day the Specified Percentage of the Future Receivables and to pay Purchaser directly (at, before or after the time Processor credits or remits to Merchant the balance of such Future Receivables not sold by Merchant to Purchaser) until the entire Specified Amount of Future Receivables has been paid in full.  Merchant acknowledges and agrees that Processor may provide Purchaser with Merchant’s credit card, debit card and other payment card processing history, including without limitation Merchant’s chargeback experience and any communications about Merchant received by Processor from a card processing system, as well as any other information Purchaser deems pertinent to this Agreement, including, without limitation the foregoing information as it relates to Merchant’s principal and affiliates.  In the event that the Processor refuses to honor a request by Purchaser for such credit card sales history then, upon request of Purchaser to Merchant, Merchant shall immediately obtain the credit card sales history from the Processor and deliver the information to Purchaser within five (5) business days of Purchaser’s request.   Merchant agrees that Processor will charge and collect from Merchant its processing fees (including processing fees attributable to the Specified Percentage of the Future Receivables) and the Specified Percentage on a daily discounted basis, as well as any other obligation owed by Merchant to Processor.  Merchant understands that Purchaser does not have any power or authority to control Processor’s actions with respect to the authorization, clearing, settlement and other processing of card transactions, Purchaser is not responsible for Processor’s actions, and Merchant agrees to hold Purchaser harmless for Processor’s actions or omissions.

B1.2. Upon Merchant’s request or otherwise, Purchaser may produce a monthly statement reflecting the delivery of the Future Receivables from Merchant via the Processor.

B1.3.  Merchant acknowledges and agrees that Processor may provide Purchaser with Merchant's credit card history as well as that of its principal and affiliates without the prior consent of Merchant, its affiliates or principals.

B1.4.  Merchant agrees that Purchaser has the option in its sole and absolute discretion to instruct Processor to conduct a processing trial (the “Processing Trial”) to determine whether Future Receivables will be correctly processed through Processor and the Specified Amount of Future Receivables will be appropriately transferred by Processor to Purchaser.  Purchaser agrees to make a determination as to whether to purchase the Purchased Amount of Future Receivables promptly after the completion of the Processing Trial.  If Purchaser decides to purchase the Purchased Amount of Future Receivables, then all of the cash received by Purchaser in connection with the Processing Trial prior to the payment of the Purchase Price shall be applied to reduce the Purchased Amount.  If Purchaser conducts a Processing Trial, it shall not create an obligation on behalf of Purchaser to purchase any Future Receivables, and Purchaser expressly reserves the right to not purchase the Specified Amount of Future Receivables and not pay the Purchase Price to Merchant.  If Purchaser decides to not purchase the Purchased Amount of Future Receivables and not pay the Purchase Price, this Agreement shall have no further effect and Purchaser shall, promptly after receipt from the Processor, return to Merchant any cash received by Purchaser in connection with the Processing Trial.

B1.5. In case any “Event of Default” (as defined below) shall occur, Merchant hereby irrevocably appoints Purchaser as its agent and attorney-in-fact with full authority to take any action or execute any instrument or document to settle all obligations due to Purchaser from Processor or from Merchant, under this Agreement, including without limitation: (i) to obtain and adjust insurance; (ii) to receive, endorse and collect any checks, notes, drafts, instruments, documents, or chattel paper in connection with clause (i); (iii) to sign Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to Purchaser; (iv) to make withdrawals by Electronic Funds Transfer (EFT) through the Automated Clearing House (ACH) Network and/or Federal Reserve Wire System in the bank account of Merchant in order to effect debits or credits to Purchaser pursuant to the terms of this Agreement; and (v) to file any claims or take any action or institute any proceeding that Purchaser may deem necessary for the collection of any of the unpaid Purchased Amount, or otherwise to enforce its rights with respect to payment of the Purchased Amount.

B1.6. If the Processor or Merchant remits more than the Purchased Amount to Purchaser, Purchaser will forward the overpayment to Merchant promptly after receipt of a written request from Merchant but in no event later than six months after the full Purchased Amount has been remitted.

2.  Representations and Warranties of Merchant

Merchant hereby represents and warrants to Purchaser as follows on the date hereof and on the date of each sale of Future Receivables to Purchaser:

2.1.  All of the information provided by or on behalf of Merchant to Purchaser on its application and in connection with the execution of, or pursuant to this Agreement, is true and correct in all material respects.  Merchant has a continuing obligation to furnish to Purchaser any such additional information required to maintain the accuracy of the information set forth on its application, and that would be required as Purchaser may reasonably request from time to time.  Merchant has not supplied any false or misleading information, whether in writing, verbally or otherwise, to Processor.

2.2.  Merchant has and is in compliance with all permits, licenses, approvals, consents and other authorizations necessary to conduct its business.  Merchant is in compliance with, and the execution of this Agreement and consummation of the transaction contemplated herein will not conflict with: (a) any and all applicable federal, state and local laws and regulations; (b) any agreements to which Merchant is a party; and (c) the bylaws, articles of incorporation or other organizational documents of Merchant.  Merchant possesses all requisite permits, authorizations and licenses to own, operate and lease its properties.

2.3.  Merchant, and the person(s) signing this Agreement on behalf of Merchant, has full power and authority to enter into and perform the obligations of Merchant under this Agreement, all of which have been duly authorized by all necessary and proper action.

2.4.  There is no claim, action, suit, arbitration or other proceeding or investigation pending or, to Merchant’s knowledge, threatened against Merchant, involving a dispute of more than $5,000.

2.5.  Merchant is the owner of its business premises and has presented documentation verifying ownership to Purchaser, or occupies its business premises pursuant to a valid and enforceable lease or sublease, a copy of which has been furnished to Purchaser.

2.6.  Merchant has not entered into a similar agreement with another company for which any sums are still outstanding and, until the Purchased Amount is paid in full, Merchant shall not entered into a similar agreement with another company.

3.  Covenants of Merchant.  Merchant hereby covenants and agrees with Purchaser as follows:

3.1.  During the term of this Agreement, Merchant shall: (i) conduct its business consistent with past practice; (ii) exclusively use Processor for the processing of all of its credit card transactions; (iii) not take any action to discourage the use of credit cards or to permit any event to occur which could have an adverse effect on the use, acceptance or authorization of credit cards for the purchase of Merchant’s goods and services; (iv) not amend, terminate or otherwise change the Processor Agreement without the written consent of Purchaser, which Purchaser may withhold in its sole discretion; (v) not take any action that has the effect of causing the credit card or debt card processor through which the major credit cards or debt cards are settled to be changed from Processor to another credit card processor; (vi) not conduct its business under any name other than that as first written above; (vii) not change its place or places of business; (viii) not sell, dispose, convey or otherwise transfer its business or assets without the express prior written consent of Purchaser, which Purchaser may withhold in its sole discretion; (ix) not take any action in violation of any of the covenants set forth in section 5.9 hereof, including, without limitation, termination of the Merchant ACH Authorization Form; and (x) in the event that Option 1 -The Control Account Option has been elected, not take any action that has the effect of adversely impacting the transfer of funds to or from the Control Account.    Merchant shall not breach or default under the Processor Agreement and it shall immediately notify Purchaser of any breach or default thereof and within five (5) days of the receipt of any notice of a breach or default provide Purchaser with a copy thereof.

3.2.  Merchant shall possess and maintain insurance in such amounts and against such risks as are necessary to protect its business as determined by Purchaser in its sole and absolute discretion, and shall show proof of such insurance upon demand.  Merchant agrees to name Purchaser as a loss payee under Merchant’s business personal property insurance and upon request Merchant will provide a certificate of insurance showing that Purchaser is a loss payee on the insurance policy.

3.3.  Merchant shall furnish Purchaser with all such information and any other financial or other documentation as requested by Purchaser from time to time.  Merchant will certify that any information, financial statements and any other documents, copies of which have been furnished to Purchaser by Merchant, are true and correct in all material respects, including without limitation accurately portraying Merchant’s financial condition, results of operations and cash flows.

4.  Events of Default and Remedies.

4.1.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder: (i) Merchant violates any term or covenant in this Agreement; (ii) any representation or warranty by Merchant in this Agreement proves to have been incorrect, false or misleading in any material respect when made; (iii) Merchant admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors, or any proceeding is initiated by or against Merchant seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, or composition of it or its debts; (iv) Merchant suspends, dissolves or terminates its business, whether at any one or all of its business locations; (v) Merchant sells all or substantially all of its assets or equity; (vi) Merchant makes or sends notice of any intended bulk sale or transfer by Merchant; (vii) Merchant uses a credit card processing company other than the Processor without the prior written consent of Purchaser, which Purchaser may withhold in its sole discretion; (viii) Merchant changes its credit card processor without the prior written consent of Purchaser, who can withhold consent in its sole discretion; (ix) Merchant fails to conduct its business substantially in accordance with past practice; (x) Merchant takes any action to discourage the use of credit cards for the purchase of Merchant’s goods or services; (xi) Merchant performs any act that reduces the value granted under this Agreement; (xii) Merchant defaults under any of the terms, covenants and conditions of any other agreement with Purchaser; or (xiii) in the event that Option 1 -The Control Account Option has been elected, Merchant defaults under any of the terms, covenants and conditions of the Account Control Agreement or any other agreement with Control Account Bank.

4.2.  In the event that any of the representations and warranties of Merchant set forth in Section 2 of this Agreement proves to have been incorrect, false or misleading in any material respect when made, Purchaser, in addition to all remedies available under law, shall be entitled to rescind this Agreement and promptly after receipt of written notice of such rescission, Merchant shall return the full amount of the Purchase Price to Purchaser in immediately available funds less the amount of any cash actually received by Purchaser and attributable to Future Receivables.

4.3.   In the event of a breach of any of the covenants contained in this Agreement, Purchaser shall be entitled to all remedies available under law.  Merchant agrees that in the event of a breach of any of the covenants contained in Section 3.1 of this Agreement, Purchaser shall be entitled to, but not limited to, (i) liquidated damages in an amount equal to 10% of the then outstanding amount of the Purchased Amount still due and owing to Purchaser (“Liquidated Damages”) and (ii) damages equal to the amount by which the cash attributable to the Purchased Amount exceeds the amount of cash received from the Future Receivables that have been previously delivered to Purchaser by Merchant in accordance with the terms of this Agreement.  Merchant agrees that the payment of Liquidated Damages is intended to reimburse the Purchaser for costs, expenses and damages that Purchaser will incur due to a breach of the covenants contained in Section 3.1 of this Agreement, which costs, expenses and damages Merchant agrees cannot be quantified at this time. The imposition and payment of Liquidated Damages shall not constitute a waiver of the Purchaser’s rights with respect to the breach.

4.4.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to principles of conflicts of laws. Purchaser and Merchant each hereby irrevocably consent to the exclusive jurisdiction of the Federal Court in the State of Nevada and the Clark County District Court for any and all actions and proceedings arising hereunder.   If a Dispute (defined below) arises between Purchaser and Merchant, either Purchaser or Merchant may elect to arbitrate the Dispute rather than litigate the Dispute in court.  “Dispute” means any dispute, claim or controversy between Purchaser and Merchant that accrues before or after the date of this Agreement, whether based in contract, statute, regulation, ordinance, tort, or any other legal or equitable theory.  The party initiating the arbitration proceeding may select from the following arbitration organizations, which will apply the appropriate rules for commercial claims to arbitrate the Dispute: American Arbitration Association (“AAA”), or National Arbitration Forum (“NAF”).

4.5.  Merchant shall indemnify Purchaser and hold Purchaser harmless from and against all liabilities, losses, costs or expenses, including but not limited to costs associated with the enforcement of rights under this Agreement, including attorney’s fees and court costs, that Purchaser may suffer, incur or sustain to the extent arising out of: (i) a breach by Merchant of its representations, warranties, covenants or agreements set forth in this Agreement: or (ii) the enforcement of Purchaser ’s remedies set forth above.

4.6.  To secure the performance of those obligations of Merchant arising under Paragraph 3.1 of this Agreement, Merchant grants to Purchaser a continuing security interest in the following property of Merchant: All accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, personal property, assets, fixtures and inventory and in all proceeds of any of the foregoing, all as such terms are defined in Article 9 of the Uniform

Commercial Code in effect from time to time in the State of Nevada, wherever located, now or hereafter owned or acquired by Merchant.  Merchant understands that Purchaser may file one or more UCC-1 financing statements in order to perfect the security interest created hereby and pursuant to the UCC.  In addition to perfecting Purchaser’s security interest, the UCC-1financing statement shall also serve to evidence the sale to Purchaser of the Purchased Amount of Future Receivables.  By execution below, Merchant hereby consents to the filing of the UCC-1 financing statement for the purposes set forth herein, whether filed prior to, concurrently with or after the sale of the Future Receivables.

5.  Miscellaneous.

5.1.  No modification or amendment of any provision of this Agreement shall be effective unless the same is in writing and signed by the parties hereto.

5.2.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by certified mail, return receipt requested, overnight delivery or hand delivery to the respective parties to this Agreement at the addresses first set forth above.

5.3.  No failure on the part of Purchaser to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, or shall any single or partial exercise of any right under this Agreement preclude any other or further exercise of any other right.  The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

5.4.  This Agreement shall be binding upon and inure to the benefit of Merchant, Purchaser and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of Purchaser, which consent may be withheld in Purchaser 's sole discretion.  Purchaser reserves the right to assign this Agreement with or without prior notice to Merchant.

5.5.  All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force and effect until all obligations under this Agreement shall have been satisfied in full and this Agreement is terminated.

5.6.  In the event that any one or more of the provisions contained in this Agreement is adjudicated to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

5.7.  The section headings in this Agreement are inserted for convenience of reference only and are not intended to be part, or to affect the meaning or interpretation, of this Agreement.

5.8. This Agreement, together with the Account Control Agreement (in the event that Merchant has elected Option 1-The Control Account Option), contains the entire agreement and understanding between Merchant and Purchaser and supersedes all prior agreements and understandings relating to the subject matter hereof or thereof.

5.9.  The undersigned Merchant authorizes its financial institution to pay and charge Merchant’s account by electronic fund transfer any amounts payable to Purchaser and to accept all credits and debits made to Merchant’s account by electronic fund transfer as a result of any and all services contemplated under this Agreement.  This authorization shall remain in effect until revoked in writing by Merchant. The account of Merchant through which Purchaser may make all debits and credits contemplated in this provision is identified in that certain Merchant ACH Authorization Form attached hereto; Merchant shall use that account as its primary business bank account for its business, it shall cause all credit and debit card receivables to be deposited in that account and it shall not change the account or move it to another institution without the prior written consent of Purchaser. In the event that Merchant has elected Option 1-The Control Account Option, the foregoing sentence shall not apply to credit and debit card receivables to be deposited in the Control Account.

5.10.  By signing this Agreement as a Limited Guarantor on behalf of Merchant each Limited Guarantor assumes and guarantees only those obligations of Merchant arising under Paragraph 3.1 of this Agreement and agrees to pay Purchaser any damages that arise from Merchant’s breach of its obligations under Paragraph 3.1 of this Agreement.  This guarantee is unlimited, absolute and without condition, and is binding upon each Limited Guarantor, the Limited Guarantor’s heirs, legal representatives, successors and assigns.  Each Limited Guarantor hereby authorizes inquiry into the Limited Guarantor’s personal and business financial information, including, but not limited to, banking relationships, references given, consumer reports and credit bureaus, and criminal and civil matters.  Without limiting the generality of the preceding sentence, each Limited Guarantor hereby authorizes Purchaser to obtain consumer and/or investigative reports from one of more consumer reporting agencies about Limited Guarantor.  Each Limited Guarantor acknowledges receiving a copy of this Agreement and having read the terms of the Agreement, including without limitation the guarantee set forth in this Paragraph, and the Limited Guarantor’s signature below will serve as confirmation that the Limited Guarantor understands all terms and conditions of this Agreement, including this guarantee.

5.11. Merchant hereby authorizes inquiry into its business financial information, including, but not limited to, banking relationships, references given, consumer reports and credit bureaus, and criminal and civil matters.  Without limiting the generality of the preceding sentence, Merchant hereby authorizes Purchaser to obtain credit and/or investigative reports from one of more reporting agencies about Merchant and its business. Merchant agrees that Merchant shall permit (a) representatives of the Purchaser to visit and inspect the properties of Merchant during business hours, and (b) upon 1 business days notice, representatives of Purchaser to (i) inspect and make extracts from and copies of Merchant’s books and records and (ii) discuss with Merchant its businesses, assets, liabilities, financial positions, results of operations and business prospects.

Purchaser: GIA CAPITAL, INC.                                    Merchant:    Landis Salons, Inc.

By: _____________________________________      By:   /s/  Richard Surber

  (Signature)                                                                                     (Signature)

Print Name: _______________________________   Print Name:   Richard Surber

Title: ____________________________________    Title: _______CEO____________________________

Date:_____________________________________   Date:_______11.14.08 ___________________________

Limited Guarantor(s):

/s/  Richard Surber

Print Name:    Richard Surber  Date:____11.14.08__________________________

                                                                Print Name: ___________________________________

                                                                Date:_________________________________________

By placing its initial next to the applicable statement below, Merchant hereby elects either the Option 1 – The Control Account Option or Option 2 – The Processor Split Option pursuant to the terms set forth in this Agreement.

__/s/____ Merchant hereby elects Option 1 – The Control Account Option

________Merchant hereby elects Option 2 – The Processor Split Option